UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2013

Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 808-969-8032

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2013, Royal Hawaiian Orchards, L.P. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with Dennis Simonis the former president, chief executive officer and a director of the general partner of the Company, Royal Hawaiian Resources, Inc.  In consideration of a release of all claims against the Company and its affiliates that Mr. Simonis may have resulting from his former positions at the Company or under his employment agreement, on January 3, 2014, the Company will pay Mr. Simonis  $238,833 and his attorney $28,967, which together are equal to one year’s base salary.  The Company will also pay premiums for health insurance purchased by Mr. Simonis and his spouse through June 2014. The Agreement becomes effective on the eighth day after its execution, unless earlier revoked by Mr. Simonis.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and General Release dated July 18, 2013 between Royal Hawaiian Orchards, L.P. and Dennis Simonis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Royal Hawaiian Orchards, L.P. By: Royal Hawaiian Resources, Inc., its general partner

Date: July 23, 2013	By:	/s/ Jon Miyata
	Name:	Jon Miyata
	Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release dated July 18, 2013 between Royal Hawaiian Orchards, L.P. and Dennis Simonis